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                                                                    Exhibit 99.3

Board of Directors
Devon Group, Inc.
450 Park Avenue
New York, New York 10022

Members of the Board:

     We hereby consent to the inclusion of our opinion letter, dated February 13, 1998, to the Board of Directors of Devon Group, Inc. ("Devon") as Exhibit B to the Proxy Statement/Prospectus of Devon and Applied Graphics Technologies, Inc. ("AGT") relating to the proposed merger transaction involving Devon and AGT and references thereto in such Proxy Statement/Prospectus under the captions "SUMMARY OF PROXY STATEMENT/PROSPECTUS -- Opinion of Financial Advisor to Devon" and "OPINION OF FINANCIAL ADVISOR TO DEVON." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    DONALDSON, LUFKIN & JENRETTE
                                    SECURITIES CORPORATION


                                    By: /s/ Louis P. Friedman
                                        -------------------------------
                                        Name:  Louis P. Friedman
                                        Title: Managing Director


New York, New York
April 27, 1998